UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2015

Masco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-5794	38-1794485
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

21001 Van Born Road, Taylor, Michigan (Addresses of Principal Executive Offices)	48180 (Zip Code)

Registrants’ telephone number, including area code: (313) 274-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Separation of TopBuild

On June 8, 2015, the Board of Directors of Masco Corporation (“Masco”) approved the separation of its installation and other services businesses (the “Separation”), which will be achieved through the distribution of 100% of the shares of its wholly-owned subsidiary, TopBuild Corp. (“TopBuild”), to holders of Masco common stock at the close of business on the record date of June 19, 2015. Masco stockholders of record will receive one share of TopBuild common stock for every nine shares of Masco common stock. The distribution is expected to be completed after the New York Stock Exchange market closing on June 30, 2015, or such other date that the conditions to the distribution set forth in the Separation and Distribution Agreement (described below) are satisfied or waived (the “Distribution Date”). Following the Separation, TopBuild will be an independent, publicly-traded company, and Masco will retain no ownership interest in TopBuild.  No fractional shares of TopBuild common stock will be distributed. Fractional shares of TopBuild common stock will be aggregated and sold on the open market, and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Masco stockholders who would otherwise be entitled to receive a fractional share of TopBuild common stock.

The distribution will be made pursuant to the terms of a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) to be entered into between Masco and TopBuild. The Separation and Distribution Agreement sets forth, among other things, the agreements between Masco and TopBuild regarding the principal actions needed to be taken in connection with the Separation. It will also set forth other agreements that govern certain aspects of the relationship between Masco and TopBuild following the Separation. A summary of certain important features of the Separation and Distribution Agreement can be found in the information statement (the “Information Statement”) under the section entitled “The Separation—Agreements with Masco”, which is filed as an exhibit to the Registration Statement on Form 10 (the “Registration Statement”) of TopBuild filed with the Securities and Exchange Commission, which summary is incorporated by reference herein. The summary description of the Separation and Distribution Agreement is qualified in its entirety by reference to the terms and conditions of the Separation and Distribution Agreement, a form of which is filed as an exhibit to the Registration Statement.

In addition to the Separation and Distribution Agreement, Masco and TopBuild will enter into certain ancillary agreements, including an Employee Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement. A summary of certain important features of these agreements can be found in the Information Statement under the section entitled “The Separation—Agreements with Masco,” which summary is incorporated by reference herein. The descriptions of these agreements are qualified in their entirety by reference to the terms and conditions of such agreements, forms of which are filed as exhibits to the Registration Statement.

The summary descriptions of these agreements provide you with information regarding their terms, but are not intended to provide any other factual information about Masco or TopBuild.

A copy of the press release announcing the Separation, including the record date relating thereto, is filed herewith as Exhibit 99.1.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and purchasing practices, our ability to improve our underperforming businesses, our ability to maintain our competitive position in our industries, our ability to reduce corporate expense and simplify our organizational structure and risks associated with the Separation, including that the Separation may not be completed as anticipated or at all, that delays or other difficulties in completing the Separation may be experienced, and whether the Registration Statement is declared effective by the SEC. We discuss many of the risks we face in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Our forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Title
99.1	Press Release dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASCO CORP.

By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

Dated: June 8, 2015

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release dated June 8, 2015.